PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277

Exhibit 99.1

FOR IMMEDIATE RELEASE

Brighthouse Financial Stockholders Approve Merger with Aquarian Capital

CHARLOTTE, NC, February 12, 2026 – Brighthouse Financial, Inc. (“Brighthouse Financial” or the “company”) (Nasdaq: BHF) announced that at a special meeting of stockholders held earlier today, its common stockholders voted to adopt the previously announced definitive merger agreement under which an affiliate of Aquarian Capital LLC will acquire the company in an all-cash transaction valued at approximately $4.1 billion. Under the terms of the merger agreement, Brighthouse Financial’s common stockholders will receive $70.00 in cash per share upon consummation of the transaction.

“With this approval, we are one step closer to embarking on the next chapter of our company as we continue to deliver on our mission of helping people achieve financial security,” said Eric Steigerwalt, president and CEO, Brighthouse Financial.
The transaction is expected to close in 2026 and remains subject to customary closing conditions and regulatory approvals.

Additional details regarding the special meeting and voting results will be available in a Current Report on Form 8-K to be filed by the company with the U.S. Securities and Exchange Commission.

About Brighthouse Financial, Inc.

Brighthouse Financial, Inc. (Brighthouse Financial) (Nasdaq: BHF) is on a mission to help people achieve financial security. As one of the largest providers of annuities and life insurance in the U.S.,(1) we specialize in products designed to help people protect what they’ve earned and ensure it lasts. Learn more at brighthousefinancial.com.

Note Regarding Forward-Looking Statements

This news release, and any related oral statements, contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. Words such as “estimate,” “expect,” “project,” “may,” “will,” “could,” “intend,” “goal,” “target,” “guidance,” “forecast,” “preliminary,” “objective,” “continue,” “aim,” “plan,” “believe” and similar expressions or the negative of those expressions or verbs, identify forward-looking statements. Readers are cautioned that these statements are not guarantees of future performance. Forward-looking statements are not historical facts but instead represent only Brighthouse Financial’s beliefs regarding future events, which may by their nature be inherently uncertain, and some of which may be outside Brighthouse Financial’s control.

Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors include, among others, Brighthouse Financial’s ability to complete the transaction on the timeframe or in the manner currently anticipated or at all, including due to a failure to obtain the regulatory approvals required for the closing of the transaction or the occurrence of any event, change or other circumstance that could give rise to the right of one or both of the parties to terminate the merger agreement; the effect of the pendency of the transaction on Brighthouse Financial’s ongoing business and operations, including disruption to Brighthouse Financial’s business relationships, the diversion of management’s attention from ongoing business operations and opportunities, or the outcome of any legal proceedings that may be instituted against Aquarian Capital or Brighthouse Financial following announcement of the transaction; restrictions on the conduct of Brighthouse Financial’s business prior to the closing of the transaction and on Brighthouse Financial’s ability to pursue alternatives to the transaction; the possibility that the transaction may be more

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277
expensive to complete than anticipated, including as a result of unexpected factors or events; other factors that may affect future results of Brighthouse Financial; and management’s response to any of the aforementioned factors.

Furthermore, such forward-looking statements speak only as of the date of this news release. Except as required by law, the parties undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to the parties, (ii) that the parties currently deem to be immaterial or (iii) that could apply to any company could also materially adversely affect the future results of Brighthouse Financial. Additional information concerning certain factors is contained in Brighthouse Financial’s SEC filings, including but not limited to its most recent Annual Report on Form 10-K, as well as subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

The information contained on or connected to any websites referenced in this news release is not incorporated by reference into this news release.

(1) Ranked by 2024 admitted assets. Best's Review®: Top 200 U.S. Life/Health Insurers. AM Best, 2025.

CONTACT

FOR INVESTORS Dana Amante (980) 949-3073 damante@brighthousefinancial.com	FOR MEDIA Meghan Lantier (980) 949-4142 mlantier@brighthousefinancial.com

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